                                                                Exhibit 21


                       MEDUSA CORPORATION AND SUBSIDIARIES
                             Exhibit 21 to Form 10-K
                         Subsidiaries of the Registrant
                                December 31, 1997






    The following is a list of active subsidiaries of the Registrant and their jurisdiction of incorporation. All of these subsidiaries are wholly-owned, directly or indirectly, and are included in the consolidated financial statements.


                  Cement Transit Company                       Delaware

                  James H. Drew Corporation                    Indiana

                  Medusa Aggregates Company                    Iowa

                  Medusa Minerals Company                      Maryland

                  Canadian Medusa Cement Limited               Ontario, Canada

                  Medusa-Citadel, Inc.                         Alabama

                  Medusa-Crescent, Inc.                        Pennsylvania

                  Medusa Aggregates LLC                        Pennsylvania

                  Medusa Portland Cement Company               Michigan

                  Medusa Minerals Co. - Lee                    Delaware

                  Medusa Minerals Co. - Sparta                 New Jersey

                  White Stone Company of Southwest
                     Virginia                                  Virginia

                  Clinch River Quarries, Inc.                  Virginia